Energy East Corporation Consolidating Balance Sheet December 31, 2000 (Thousands)
	Energy East Holding Company	Energy East Management Corporation	NYSEG	Connecticut Energy Corporation Consolidated
Assets
Current Assets
Cash and cash equivalents	$2	$68	$7,523	$9,743
Special deposits	-	-	21,440	-
Temporary investment	34,599	4,665	-	-
Accounts receivable, net	7,414	3,623	200,846	78,043
Fuel, at average cost	-	-	28,677	8,436
Materials and supplies, at average cost	-	-	7,395	1,526
Accumulated deferred income tax benefits, net	-	-	3,943	-
Prepayments	2,168	-	27,893	3,280
Total Current Assets	44,183	8,356	297,717	101,028
Utility Plant, at Original Cost
Electric	-	-	3,391,619	-
Natural gas	-	-	647,145	437,047
Common	-	-	140,020	-
	-	-	4,178,784	437,047
Less accumulated depreciation	-	-	2,116,787	161,075
Net Utility Plant in Service	-	-	2,061,997	275,972
Construction work in progress	-	-	25,006	8,476
Total Utility Plant	-	-	2,087,003	284,448
Other Property and Investments, Net	2,381,328	-	76,737	23,994
Regulatory and Other Assets
Regulatory assets
Nuclear plant obligations	-	-	-	-
Unfunded future income taxes	-	-	44,610	52,465
Unamortized loss on debt reacquisitions	-	-	46,791	-
Demand-side management program costs	-	-	28,366	-
Environmental remediation costs	-	-	58,200	7,073
Other	-	-	30,386	65,726
Total regulatory assets	-	-	208,353	125,264
Other assets
Goodwill	-	-	-	278,598
Prepaid pension benefits	-	-	250,826	29,005
Other	21,922	-	22,254	37,092
Total other assets	21,922	-	273,080	344,695
Total Regulatory and Other Assets	21,922	-	481,433	469,959
Total Assets	$2,447,433	$8,356	$2,942,890	$879,429

Energy East Corporation Consolidating Balance Sheet December 31, 2000 (Thousands)
	Energy East Holding Company	Energy East Management Corporation	NYSEG	Connecticut Energy Corporation Consolidated
Liabilities
Current Liabilities
Current portion of long-term debt	$ -	$ -	$1,088	$1,761
Notes payable	175,000	-	123,000	36,300
Accounts payable and accrued liabilities	3,792	3,477	160,654	46,115
Interest accrued	5,457	-	15,925	3,702
Taxes accrued	409	2	9,006	3,076
Accumulated deferred income tax benefits, net	-	-	-	-
Other	5,737	-	61,415	22,009
Total Current Liabilities	190,395	3,479	371,088	112,963
Regulatory and Other Liabilities
Regulatory liabilities
Deferred income taxes	-	-	50,306	19,037
Deferred income taxes, unfunded future income taxes	-	-	18,848	20,899
Gain on sale generation assets	-	-	-	-
Pension benefits	-	-	-	17,548
Other	-	-	16,975	10,674
Total regulatory liabilities	-	-	86,129	68,158
Other liabilities
Deferred income taxes	2,608	-	287,560	46,465
Nuclear plant obligations	-	-	-	-
Other postretirement benefits	-	-	183,666	6,971
Environmental remediation costs	-	-	77,500	6,529
Other	-	11	100,148	17,378
Total other liabilities	2,608	11	648,874	77,343
Total Regulatory and Other Liabilities	2,608	11	735,003	145,501
Long-term debt	483,794	-	1,189,249	183,734
Total Liabilities	676,797	3,490	2,295,340	442,198
Commitments	-	-	-	-
Preferred Stock of Subsidiaries
Preferred stock redeemable solely at the option of subsidiaries	-	-	10,159	-
Common Stock Equity
Common stock	1,191	-	430,057	1
Capital in excess of par value	890,369	482,457	170,678	436,260
Retained earnings	918,016	(477,591)	35,329	970
Accumulated other comprehensive income	-	-	1,327	-
Treasury stock, at cost (1,418 shares)	(38,940)	-	-	-
Total Common Stock Equity	1,770,636	4,866	637,391	437,231
Total Liabilities and Stockholders' Equity	$2,447,433	$8,356	$2,942,890	$879,429

Energy East Corporation Consolidating Balance Sheet December 31, 2000 (Thousands)
	CMP Group, Inc. Consolidated	CTG Resources, Inc. Consolidated	Berkshire Energy Resources Consolidated	The Energy Network, Inc.
Assets
Current Assets
Cash and cash equivalents	$1,716	$7,603	$200	$4,857
Special deposits	1	75	-	-
Temporary investment	61,028	-	-	-
Accounts receivable, net	142,727	75,826	9,839	25,426
Fuel, at average cost	-	470	3,280	-
Materials and supplies, at average cost	9,121	25,978	1,932	1,474
Accumulated deferred income tax benefits, net	5,364	-	-	-
Prepayments	6,627	3,409	7,770	6,974
Total Current Assets	226,584	113,361	23,021	38,731
Utility Plant, at Original Cost
Electric	1,392,693	-	-	-
Natural gas	-	466,087	123,056	-
Common	-	80,104	-	-
	1,392,693	546,191	123,056	-
Less accumulated depreciation	571,276	207,032	38,935	-
Net Utility Plant in Service	821,417	339,159	84,121	-
Construction work in progress	16,750	2,553	552	-
Total Utility Plant	838,167	341,712	84,673	-
Other Property and Investments, Net	83,670	30,037	8,374	37,706
Regulatory and Other Assets
Regulatory assets
Nuclear plant obligations	234,929	-	-	-
Unfunded future income taxes	80,999	6,709	(213)	-
Unamortized loss on debt reacquisitions	12,057	-	-	-
Demand-side management program costs	10,689	-	-	-
Environmental remediation costs	8,217	-	4,916	-
Other	128,354	20,999	67	-
Total regulatory assets	475,245	27,708	4,770	-
Other assets
Goodwill	352,316	238,897	71,019	-
Prepaid pension benefits	32,070	26,189	11,948	-
Other	27,750	6,993	2,679	4,073
Total other assets	412,136	272,079	85,646	4,073
Total Regulatory and Other Assets	887,381	299,787	90,416	4,073
Total Assets	$2,035,802	$784,897	$206,484	$80,510

Energy East Corporation Consolidating Balance Sheet December 31, 2000 (Thousands)
	CMP Group, Inc. Consolidated	CTG Resources, Inc. Consolidated	Berkshire Energy Resources Consolidated	The Energy Network, Inc.
Liabilities
Current Liabilities
Current portion of long-term debt	$12,946	$7,500	$300	$1,690
Notes payable	49,395	9,200	26,100	-
Accounts payable and accrued liabilities	79,099	47,292	5,560	6,626
Interest accrued	5,084	4,155	986	-
Taxes accrued	(5,247)	(9,245)	(3,086)	-
Accumulated deferred income tax benefits, net	-	3,441	858	-
Other	60,867	22,047	5,472	24,090
Total Current Liabilities	202,144	84,390	36,190	32,406
Regulatory and Other Liabilities
Regulatory liabilities
Deferred income taxes	28,812	(4,486)	(2,248)	-
Deferred income taxes, unfunded future income taxes	33,051	2,675	-	-
Gain on sale of generation assets	232,041	-	-	-
Pension benefits	47,632	20,617	10,717	-
Other	37,796	11,368	-	-
Total regulatory liabilities	379,332	30,174	8,469	-
Other liabilities
Deferred income taxes	31,250	76,591	12,064	943
Nuclear plant obligations	234,929	-	-	-
Other postretirement benefits	69,808	19,419	-	-
Environmental remediation costs	4,147	-	3,635	-
Other	96,311	11,844	3,748	6,884
Total other liabilities	436,445	107,854	19,447	7,827
Total Regulatory and Other Liabilities	815,777	138,028	27,916	7,827
Long-term debt	224,567	197,400	45,155	26,765
Total Liabilities	1,242,488	419,818	109,261	66,998
Commitments	-	-	-	-
Preferred Stock of Subsidiaries
Preferred stock redeemable solely at the option of subsidiaries	32,025	840	300	-
Common Stock Equity
Common stock	-	1	-	-
Capital in excess of par value	772,055	357,946	97,387	52,899
Retained earnings	25,285	6,292	(464)	(39,288)
Accumulated other comprehensive income	(36,051)	-	-	(99)
Treasury stock, at cost (1,418 shares)	-	-	-	-
Total Common Stock Equity	761,289	364,239	96,923	13,512
Total Liabilities and Stockholders' Equity	$2,035,802	$784,897	$206,484	$80,510

Energy East Corporation Consolidating Balance Sheet December 31, 2000 (Thousands)
	Energy East Enterprises, Inc. Consolidated	Energy East Eliminations	Energy East Consolidated
Assets
Current Assets
Cash and cash equivalents	$1,527	$ -	$33,239
Special deposits	-	-	21,516
Temporary investment	-	-	100,292
Accounts receivable, net	445	(7,909)	536,280
Fuel, at average cost	-	-	40,863
Materials and supplies, at average cost	213	(247)	47,392
Accumulated deferred income tax benefits, net	-	(4,300)	5,007
Prepayments	88	5,085	63,294
Total Current Assets	2,273	(7,371)	847,883
Utility Plant, at Original Cost
Electric	-	-	4,784,312
Natural gas	3,633	(11,582)	1,665,386
Common	-	-	220,124
	3,633	(11,582)	6,669,822
Less accumulated depreciation	1,178	-	3,096,283
Net Utility Plant in Service	2,455	(11,582)	3,573,539
Construction work in progress	6,052	-	59,389
Total Utility Plant	8,507	(11,582)	3,632,928
Other Property and Investments, Net	879	(2,383,017)	259,708
Regulatory and Other Assets
Regulatory assets
Nuclear plant obligations	-	-	234,929
Unfunded future income taxes	-	-	184,570
Unamortized loss on debt reacquisitions	-	-	58,848
Demand-side management program costs	-	-	39,055
Environmental remediation costs	-	-	78,406
Other	164	-	245,696
Total regulatory assets	164	-	841,504
Other assets
Goodwill	(54)	11,582	952,358
Prepaid pension benefits	-	-	350,038
Other	13	(3,562)	119,214
Total other assets	(41)	8,020	1,421,610
Total Regulatory and Other Assets	123	8,020	2,263,114
Total Assets	$11,782	($2,393,950)	$7,003,633

Energy East Corporation Consolidating Balance Sheet December 31, 2000 (Thousands)
	Energy East Enterprises, Inc. Consolidated	Energy East Eliminations	Energy East Consolidated
Liabilities
Current Liabilities
Current portion of long-term debt	$ -	$ -	$25,285
Notes payable	-	-	418,995
Accounts payable and accrued liabilities	719	(7,910)	345,424
Interest accrued	-	-	35,309
Taxes accrued	-	5,085	-
Accumulated deferred income tax benefits, net	-	(4,299)	-
Other	52	-	201,689
Total Current Liabilities	771	(7,124)	1,026,702
Regulatory and Other Liabilities
Regulatory liabilities
Deferred income taxes	-	-	91,421
Deferred income taxes, unfunded future income taxes	-	-	75,473
Gain on sale of generation assets	-	-	232,041
Pension benefits	-	-	96,514
Other	-	-	76,813
Total regulatory liabilities	-	-	572,262
Other liabilities
Deferred income taxes	14	-	457,495
Nuclear plant obligations	-	-	234,929
Other postretirement benefits	-	-	279,864
Environmental remediation costs	-	-	91,811
Other	961	(3,375)	233,910
Total other liabilities	975	(3,375)	1,298,009
Total Regulatory and Other Liabilities	975	(3,375)	1,870,271
Long-term debt	-	(3,850)	2,346,814
Total Liabilities	1,746	(14,349)	5,243,787
Commitments	-	-	-
Preferred Stock of Subsidiaries
Preferred stock redeemable solely at the option of subsidiaries	-	-	43,324
Common Stock Equity
Common stock	11,633	(441,692)	1,191
Capital in excess of par value	1,500	(2,390,473)	871,078
Retained earnings	(3,097)	452,564	918,016
Accumulated other comprehensive income	-	-	(34,823)
Treasury stock, at cost (1,418 shares)	-	-	(38,940)
Total Common Stock Equity	10,036	(2,379,601)	1,716,522
Total Liabilities and Stockholders' Equity	$11,782	($2,393,950)	$7,003,633